Exhibit 3(d)2

MISSISSIPPI POWER COMPANY

BYLAWS

AMENDED: JULY 22, 2020

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MISSISSIPPI POWER COMPANY
BYLAWS
ARTICLE I
Shareholders
SECTION 1.01. Place and Time of Meeting.
All meetings of the shareholders of the Corporation shall be held at such time and place, either within or without the State of Mississippi, as the Chairman of the Board, the President or the Board (as defined in Section 2.01) may determine and as so designated in the call for or notice of the meeting. [79‑4‑7.01 and 79-4-7.02] Notwithstanding the foregoing, the Board may, in its sole discretion, determine that a meeting of shareholders will not be held at any place, but may instead be held by means of remote communications, subject to such guidelines and procedures as the Board may adopt from time to time.  [79‑4‑7.09]
SECTION 1.02. Annual Meetings of Shareholders.
At each annual meeting of shareholders, the shareholders will elect the directors from the nominees for director and will transact such other business as may properly be brought before the meeting. [79-4-7.01] If no in-person annual meeting is held, the shareholders may elect the directors from the nominees for director by written consent as set forth in the Amended and Restated Articles of Incorporation, as amended and/or restated from time to time (the “Articles of Incorporation”).
SECTION 1.03. Special Meetings.
Special meetings of the shareholders may be called at any time by (i) the Chairman of the Board, the President, the Board or the Executive Committee or (ii) shareholders holding one‑tenth of the then outstanding capital stock entitled to vote upon dated written demand for the meeting delivered to the Corporation describing the purpose or purposes for which the special meeting is to be held. [79‑4‑7.02]
SECTION 1.04. Notice of Meetings of Shareholders.
Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless waived, as provided below, be given to each shareholder entitled to vote not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to such address as appears on the books of the Corporation, unless by statute other or further notice is required, and in this event the required statutory notice shall be given. [79‑4‑7.05] Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. [79‑4‑7.06]
SECTION 1.05. Fixing Date for Determination of Shareholders of Record.
In order to determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board may fix, in advance, a record date for any such determination of shareholders, which shall not be more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.
If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted shall be the record date for such determination of shareholders. If no record date is fixed for the determination of shareholders entitled to take action without a meeting, and (1) if prior Board action is not required respecting the action to be taken without a meeting, the record date for determining the shareholders entitled to take action without a meeting shall be the first date on which a signed written consent is delivered to the Corporation or (2) if prior Board action is required respecting the action to be taken without a meeting, the record date shall be the close of business on the day the resolution of the Board taking such prior action is adopted.
When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. [79‑4‑7.07 & 79-4-7.04(c)]
SECTION 1.06. Quorum.
Subject to the provisions of the Articles of Incorporation, the holders of a majority of the shares issued and outstanding and entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum for the transaction of any business. [79‑4‑7.25]
SECTION 1.07. Voting Rights of Shareholders.
When a quorum is present, unless otherwise provided in the Articles of Incorporation, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall constitute the act of shareholders. Any shareholder entitled to vote may vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder, but no proxy shall be valid after eleven (11) months from the date of its execution, unless the proxy provides for a longer period. The proxy holder need not be a shareholder. All elections shall be had and, subject to the provisions of the Articles of Incorporation, all questions decided by a majority vote of the stock voting at the meeting in person or by proxy and entitled to vote thereat. [79‑4‑7.21, 79‑4‑7.22 & 79-4-7.25]
SECTION 1.08. Voting List ‑ Shareholder Examination.
After fixing a record date for a meeting, the officer having charge of the stock transfer books of the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting. The list must be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The shareholders’ list must be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office. A shareholder, or his or her agent or attorney, is entitled on written demand to inspect and, for a proper purpose, to copy the list, during regular hours and at his or her expense, during the period it is available for inspection. The Corporation shall make the list available at the meeting, and any shareholder, or his or her agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment thereof. The stock transfer records of the Corporation shall be prima facie evidence as to who are the shareholders entitled to examine the shareholders’ list or transfer records or to vote at any meeting of shareholders.
Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting. [79‑4‑7.20]
SECTION 1.09. Consent in Lieu of Meeting.
Unless otherwise provided in the Articles of Incorporation, any corporate action required or permitted by the Mississippi Business Corporation Act to be taken at a meeting of the shareholders may be taken without a meeting and without prior notice, if consents in writing setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consent shall bear the date of signature of the shareholder who signs the consent and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing not more than ten (10) days after (1) written consents sufficient to take such action have been delivered to the Corporation or (2) such later date that tabulation of consents is completed. [79‑4‑7.04(b), (f)]
ARTICLE II
Directors
SECTION 2.01. Management of Business.
The business and affairs of the Corporation shall be managed by the Corporation’s Board of Directors (the “Board”). [79‑4‑8.01(b)]
SECTION 2.02. Number and Qualification of Directors.
The number of directors shall be not less than three (3) nor more than fifteen (15). Within the limits above specified, the number of directors shall be determined by resolution of the Board or by the shareholders entitled to vote for the election of directors at the annual or any special meeting of the shareholders; provided, however, that no decrease shall have the effect of shortening the term of any incumbent director. [79‑4‑8.03 & 79-4-8.05(c)]
Directors need not be residents of Mississippi or shareholders of the Corporation. [79‑4‑8.02]
No person who is engaged or interested in a competing business, either individually or as an employee, shall serve as a director without the consent of the holders of a majority of the common shares issued and outstanding. [79‑4‑8.31]

A person being a full‑time executive employee of the Corporation or its parent company or any affiliated company when first elected a director of the Corporation (hereinafter sometimes referred to as an “employee‑director”) shall not be eligible to serve as a director when he or she ceases to be an executive employee, whether by reason of resignation, retirement or other cause.
No director, other than an employee-director of the Corporation, shall serve for more than a total of twelve (12) years in that capacity. Therefore, the Board will not nominate for re-election any non-employee director if the director shall complete his or her twelfth year of service as a member of the Board on or prior to the date of the annual meeting of shareholders at which the nomination would be presented. Additionally, a person not an employee-director shall not be eligible to serve as a director of the Corporation (1) for a newly elected annual term starting after his or her 70th birthday, (2) after permanent separation from the business or professional organization with which he or she was primarily associated when first elected a director, (3) after any other material change in his or her primary occupation or executive position from that which he or she pursued or held when first elected a director or (4) after moving his or her principal residence outside the service area in which he or she was a resident when first elected a director, whichever event first occurs. In special circumstances, the application to an individual of any provision of this section may be waived by the Board. Any such waiver shall only be effective on a year-to-year basis.
A person not an employee-director must tender a resignation from the Board when a change occurs in the director’s eligibility to serve as a director by reason of the foregoing provisions other than reaching his or her 70th birthday. In such case, the Board has the discretion of accepting the resignation or requesting that the director continue to serve on the Board for the remainder of his or her current term.

Any employee‑director who is not eligible to serve as a director by reason of the foregoing provisions shall be eligible to serve as an advisory director until he or she shall have reached his or her 70th birthday, if elected or re‑elected by the Board, upon the recommendation of the Chief Executive Officer of the Corporation. The term of office of each advisory director shall terminate on the earlier of the date when he or she ceases to be eligible for such position or, subject to reappointment, the date of the first meeting of the Board after the annual meeting of shareholders next following his or her appointment. Any person eligible for election as an advisory director must be one whose services as such will be, in the opinion of the Board, of value to the Corporation. An advisory director shall be entitled to notice of, to attend, and to advise but not to vote at meetings of the Board and of any committees thereof to which he or she shall be appointed. An advisory director shall not be counted in determining the existence of a quorum, and for his or her services may be paid, in the discretion of the Board, compensation and reimbursement of expenses on the same basis as if he or she were a director.
SECTION 2.03. Election and Term.
The directors shall be elected at the annual meeting of shareholders, and each director shall be elected to hold office until his or her successor shall be elected and qualified, or until his or her earlier resignation or removal. The Board, as soon as may be convenient after the election of directors in each year, may appoint one of their number Chairman of the Board. [79‑4‑8.03(c) & 79-4-8.05(e)]
SECTION 2.04. Vacancies and Newly Created Directorships.
In case of any vacancies in the Board through death, resignation, disqualification or any other cause, including a vacancy resulting from an increase in the number of directors, the vacancy may be filled (1) by the shareholders; (2) by the Board; or (3) if the directors remaining in office constitute fewer than a quorum of the Board, by the remaining directors by the affirmative vote of a majority of all remaining directors, which shall constitute a quorum for such purpose. The director or directors so chosen shall hold office until the next annual election by shareholders and until their successor or successors shall be elected and qualified. [79‑4‑8.10]
SECTION 2.05. Removal.
At a meeting called expressly for that purpose, any and all of the directors may at any time be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. [79‑4‑8.08]
SECTION 2.06. Quorum of Directors.
At all meetings of the Board, one‑half of the number of directors then in office or, if there shall be an odd number of directors, then a majority thereof, shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. [79‑4‑8.24]
SECTION 2.07. Annual Meeting.
The newly elected Board shall meet as soon as practicable after the annual meeting of shareholders, within or without the State of Mississippi, and no notice of such meeting shall be necessary. [79‑4‑8.20]
SECTION 2.08. Regular Meetings.
Regular meetings of the Board may be held at such time and place, within or without the State of Mississippi, as shall from time to time be fixed by the Chairman of the Board, the President or the Board, and no notice of such meeting shall be necessary. [79‑4‑8.20 & 79-4-8.22(a)]
SECTION 2.09. Special Meetings.
Special meetings may be called at any time by the Chairman of the Board, the President or the Secretary or by the Board. Special meetings shall be held at such place, within or without the State of Mississippi, as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting. [79‑4‑8.20]
Notice of a special meeting shall be given by the Secretary, or such other officer performing his or her duties, to each director at least one (1) day prior to such meeting, either personally or by mail, telephone, fax or email. Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The business to be transacted at or the purpose of a special meeting of the Board need not be stated in such notice or waiver of notice and any and all business may be transacted at a special meeting of the Board. [79‑4‑8.22 & 79‑4‑8.23]
SECTION 2.10. Action Without a Meeting.
Any corporate action either required or permitted by the Mississippi Business Corporation Act, the Articles of Incorporation or these Bylaws to be taken at a meeting of the Board may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. [79‑4‑8.21]
SECTION 2.11. Compensation.
Directors shall be entitled to a fee for performing duties as directors, provided that no fees or salaries shall be paid to those directors who are officers or employees, other than retired employees, who are on a fixed basis of compensation from the Corporation or any subsidiary or affiliated company and who have duties and responsibilities to such companies other than those arising from the office of director. Directors shall be reimbursed for actual expenses incurred in attending meetings of the Board or any committee thereof and in otherwise performing duties as directors or in lieu thereof to an allowance for expenses. The amount of fee or salary paid to directors and expense allowance, if any, shall be fixed by the Board. [79‑4‑8.11]
SECTION 2.12. Executive and Other Committees.
The Board may, by resolution or resolutions passed by a majority of the directors present at a meeting at which a quorum is present, designate an Executive Committee and one or more other committees, including without limitation Controls and Compliance and Compensation Committees, each consisting of one or more directors (at least one of which shall be a non-employee director), and each of which committees may act by a majority of its members. The Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation when the Board is not meeting; and each other committee shall have such powers of the Board and otherwise as are provided in the resolution establishing such committee. Notwithstanding anything to the contrary herein, the Executive Committee and all other committees established by the Board shall have no power or authority to take any action specifically prohibited under the Mississippi Business Corporation Act, Miss. Code Ann. §79‑4‑8.25(e), or any successor statute. Unless otherwise specifically permitted by the Board, the rules promulgated by these Bylaws with respect to meetings of directors, notice, quorums, voting and other procedures at such meetings shall be applicable to meetings of committees established by the Board. [79‑4‑8.25]
SECTION 2.13. Participation in Meeting.
Members of the Board or any committee thereof may participate in any regular or special meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, simultaneously, and such participation shall constitute presence in person at the meeting. [79‑4‑8.20]

SECTION 2.14. Interest of Director in Corporate Act.
A director of the Corporation shall not be disqualified by his or her office from dealing or contracting with the Corporation, either as vendor, purchaser or otherwise, nor shall any transaction or contract of the Corporation be void or voidable by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder or director is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by vote of a majority or a quorum of the Board or the Executive Committee, without counting in such majority or quorum any directors so interested or being a member of a firm so interested or a shareholder or director of a corporation so interested, or (2) by vote at a shareholders’ meeting of the holders of a majority of all the outstanding shares of the stock of the Corporation entitled to vote or by a writing or writings signed by a majority of such holders; nor shall any director be liable to account to the Corporation for any profit realized by him or her from or through any transaction or contract of the Corporation authorized, ratified or approved as aforesaid, by reason of the fact that he or she or any firm of which he or she is a member or any corporation of which he or she is a shareholder or director was interested in such transaction or contract. Nothing herein contained shall create any liability in the events above described or prevent the authorization, ratification or approval of such contracts or transactions in any other manner provided by law.
ARTICLE III
Officers
SECTION 3.01. Number.
Unless otherwise provided in Section 3.04(f), the officers of the Corporation shall be chosen by the Board. The officers shall consist of a President, a Secretary and a Treasurer, and such number of Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers, if any, as the Board may from time to time determine. The Board may from time to time, but shall not be required to, establish the office of Chairman of the Board and may, but shall not be required to, designate the holder of such office, if established, as Chief Executive Officer of the Corporation. The Board may choose such other agents as it shall deem necessary. Any number of offices may be held by the same person, except the offices of President and Secretary. [79‑4‑8.40]
SECTION 3.02. Terms of Office.
Each officer shall hold his or her office until the next election of officers and until his or her successor is chosen and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Unless otherwise provided in Section 3.04(f), vacancies in any office shall be filled by the Board.
SECTION 3.03. Removal of Officers.
Any officer or agent may be removed with or without cause by (1) the Board or (2) any officer if authorized by the Board, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. [79‑4‑8.43(b) & 79-4-8.44]
SECTION 3.04. Authority.
(a)General Authority. The officers of the Corporation shall have such duties as usually pertain to their offices as set forth below, except as modified by the Board and shall also have such powers and duties as may from time to time be conferred upon them by the Board. [79‑4‑8.41]
(b)President. The President shall be the Chief Executive Officer of the Corporation, shall preside at all meetings of the shareholders and the Board, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.
(c)Vice Presidents. In the absence of the President or in the event of his or her inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their seniority and election) shall perform the duties of the President, and when so acting, shall have the powers of, and be subject to, all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.
(d)Secretary. The Secretary shall, unless otherwise directed, attend all meetings of the Board and all meetings of the shareholders and record all the proceedings of the shareholder meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board and standing committees when required, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision he or she shall act. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized, affix the same to any instrument requiring a seal and attest a signature when directed or required to do so.
(e)Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.
(f)Assistant Secretaries and Assistant Treasurers. One or more assistant secretaries and assistant treasurers may be elected by the Board or appointed by the President to hold office until the next annual meeting of the Board and until their successors are elected or appointed, but may be removed at any time by the Board or the President. They shall perform any of or all of the duties of Secretary or Treasurer, as the case may be, and such other duties as may be assigned to them from time to time.
ARTICLE IV
Indemnification of Directors and Officers
SECTION 4.01. Indemnification and Related Matters.
To the fullest extent permitted by law, the Corporation shall indemnify each person made, or threatened to be made, a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil or criminal, administrative or investigative, and whether by or in the right of the Corporation or otherwise, by reason of the fact that such person, or such person’s testator or intestate, is or was a director or officer or was an employee of the Corporation holding one or more management positions through and inclusive of department managers (but not positions below the level of department managers) (such positions being hereinafter referred to as “Management Positions”) or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity at the request of the Corporation, against all loss and expense actually or reasonably incurred by him or her including, without limiting the generality of the foregoing, judgments, fines, penalties, liabilities, sanctions and amounts paid in settlement and attorney’s fees and disbursements actually and necessarily incurred by him or her in defense of such action or proceeding, or any appeal therefrom. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.
In any case in which a director or officer of the Corporation or employee of the Corporation holding one or more Management Positions requests indemnification with respect to the defense of any such claim, action, suit or proceeding, the Corporation may advance expenses (including attorney’s fees) incurred by such person prior to the final disposition of such claim, action, suit or proceeding, as authorized by the Board in the specific case, upon receipt of (1) a signed written affirmation of such person’s good faith belief that the relevant standard of conduct described in the Mississippi Business Corporation Act has been met by such person and (2) a written undertaking by or on behalf of such person to repay amounts advanced if it shall ultimately be determined that such person was not entitled to be indemnified by the Corporation under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Corporation.
Such a person claiming indemnification shall be entitled to indemnification upon a determination that no judgment or other final adjudication adverse to such person has established that such person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or such person personally obtained an economic benefit including a financial profit or other advantage to which such person was not legally entitled.
The foregoing rights shall not be exclusive of any other rights to which any such director, officer or employee may otherwise be entitled and shall be available whether or not the director,

officer or employee continues to be a director, officer or employee at the time of incurring any such expenses and liabilities.
If any word, clause or provision of the Bylaws or any indemnification made under this Section 4.01 shall for any reason be determined to be invalid, the remaining provisions of the Bylaws shall not otherwise be affected thereby but shall remain in full force and effect. [79-4-8.51, 79-4-8.52, 79-4-8.53, 79-4-8.55, 79-4-8.56 & 79-4-8.58]
SECTION 4.02. Liability Insurance.
The Corporation may purchase and maintain insurance on behalf of any person described in Section 4.01 against any liability or expense (including attorney’s fees) which may be asserted against such person whether or not the Corporation would have the power to indemnify such person against such liability or expense under this Article IV or otherwise. [79-4-8.57]

ARTICLE V
Capital Stock
SECTION 5.01. Stock Certificates.
The shares of the Corporation shall be represented by a certificate or shall be uncertificated and shall be entered in the books of the Corporation and registered as they are issued. The certificates shall be signed by the President or a Vice President of the Corporation, and by the Secretary or an Assistant Secretary of the Corporation, one of which may be facsimile signature, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may both be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.
The certificates of stock of the Corporation shall be numbered, shall exhibit the name of the registered holder and shall certify the number of shares owned by him or her. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on the certificates pursuant to the Mississippi Business Corporation Act. [79‑4‑6.25]
SECTION 5.02. Registered Holders.
Prior to due presentment for registration of transfer of any security of the Corporation in registered form, the Corporation shall treat the registered owner as the person exclusively entitled to vote, to receive notifications and to otherwise exercise all the rights and powers of an owner, and shall not be bound to recognize any equitable or other claim to, or interest in, any security, whether or not the Corporation shall have notice thereof, except as otherwise provided by the laws of the State of Mississippi.
SECTION 5.03. Transfers.
The stock of the Corporation shall be transferable or assignable on the books of the Corporation by the holders in person or by attorney on the surrender of the certificates therefor duly endorsed or upon receipt of proper transfer instructions from the registered owner of uncertificated shares or in any other manner prescribed by the laws of the State of Mississippi.
SECTION 5.04. Replacement Certificates.
The Corporation may issue a new certificate or uncertificated shares of stock in place of any certificates theretofore issued by it, alleged to have been lost or destroyed, provided the person seeking the issuance of the new certificate or uncertificated shares of stock shall be the owner or satisfy the Corporation he or she is the owner of the stock certificate alleged to have been lost or destroyed, and the Corporation shall require the owner of the lost or destroyed certificate, or his or her legal representatives, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate or uncertificated shares of stock. The issuance of a new certificate or uncertificated shares of stock, as herein above provided, shall not relieve the Corporation or the directors from corporate or personal liability in damages to any person to whom the original certificate has been or shall be transferred for value without notice of the issuance of the new certificate or uncertificated shares of stock.
ARTICLE VI
Miscellaneous
SECTION 6.01. Dividends.
Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation, if any. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintain any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve.

SECTION 6.02. Annual Statement.
There shall be presented at each annual meeting of shareholders, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the Corporation.
SECTION 6.03. Fiscal Year.
The fiscal year of the Corporation shall end on December 31 of each year unless otherwise altered by resolution of the Board.
SECTION 6.04. Seal.
The corporate seal of the Corporation shall be in such form as the Board shall prescribe.
SECTION 6.05. Checks.
The Board is authorized to select such depositories as it shall deem proper for the funds of the Corporation. All checks and drafts against such deposited funds shall be signed by such officers or such other persons as may be specified by the Board.
SECTION 6.06. Loans.
No loans shall be made by the Corporation to its officers or directors, except in the amounts and under the same terms and conditions as available to all regular employees of the Corporation, and no loans shall be made by the Corporation secured by its shares.
SECTION 6.07. Amendment of Bylaws.
These Bylaws may be amended or repealed and new Bylaws adopted by the Board or by vote of the holders of the shares at the time entitled to vote in the election of any director, except that any Bylaw adopted by such holders may expressly provide that the Board may not amend or repeal that Bylaw. [79‑4‑10.20]

SECTION 6.08. Appointment of Registered Agent and Designation of Principal Office
The President or the Secretary shall be empowered to change the Corporation’s registered agent and principal office designation at any time he or she so chooses. [79-35-5, 79-35-8, 79-4-1.40 & 79-4-16.22]
SECTION 6.09. Section Headings and References.
The headings of the Articles and Sections of these Bylaws and the bracketed references to the Mississippi Business Corporation Act have been inserted for convenience of reference only and shall not be deemed to be a part of these Bylaws.

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